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                            ASSET PURCHASE AGREEMENT


         AGREEMENT made as of May 31,1996, between Chris Mauritz, of 121 Grand Street, Unit 1, Jersey City, New Jersey 07302 ("Seller"), and Internet Broadcasting System, Inc., a Delaware Corporation ("Purchaser") with its main office located at 175 Park Avenue, Madison, New Jersey 07940.

                                    Recitals

         Seller owns and operates an Internet access business (the "Business") in Jersey City, New Jersey under the trade name of Mordor International.

         Purchaser desires to purchase from Seller the Business, as a going concern, exclusive of cash and accounts receivable and free of any obligations for accounts payable or other liabilities of Seller.

         It is therefore agreed:

         1. SALE OF BUSINESS. Seller shall sell to Purchaser and Purchaser shall purchase and acquire the Business owned and operated by Seller at 121 Grand Street, Unit 1, Jersey City, New Jersey 07302, as a going concern. Such sale shall include the following: the goodwill of the exclusive right to use the trade name Mordor International; all furniture, fixtures, supplies, and equipment now used in the Business, with such changes that occur, up to the date of closing, in the normal course of business operation; all records, book of account, customers' lists and correspondence, files, research data, drawings, and work in process at the date of closing; and, all contracts with the clients of the Business (collectively, the "Transferred Assets").

         2. EXCLUSIONS. This sale does not include any cash on hand or in banks at the dat of closing. This sale does not include any accounts receivable due the Business at the date of closing, or accounts receivable paid after that date for Internet access services for periods before the date of closing (collectively, the "Excluded Assets"). For the purpose of this agreement, "Internet access provided before the date of closing" includes Internet access and other services provided to a client before he date of closing.

         3. COLLECTION OF ACCOUNTS RECEIVABLE. All checks or other proceeds received by Purchaser in payment of accounts receivable due the Business at the date of closing and in payment of accounts receivable for Internet access services provided prior to the date of shall be timely turned over to Seller in the form in which they are received. Seller may endorse the name of Mordor International on all such checks and other proceeds, and shall deposit them in a bank account maintained in his own name. Seller covenants that funds in this bank account will first be used to pay all accounts payable and other liabilities incurred by the by the Business up to the date of closing, including liabilities foror in connection with Internet access before the date of closing.

         4. OBLIGATIONS OF SELLER. All accounts payable and other liabilities incurred by the Business up to the date of closing, including liabilities for or in connection with the provision of Internet access services before the date of closing, shall be paid by Seller, who shall indemnify and hold the Purchaser harmless against all such accounts payable and other liabilities. Unless

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specifically provided in this agreement, Purchaser is not acquiring, directly or indirectly, any of Seller's liabilities, and no such assumption shall accrue to Purchaser by operation of law or otherwise.

         5. CONTRACTS. Purchaser acknowledges that Seller has made no representations with respect to contracts, arrangements the Business's clients ("Contracts"). Purchaser assumes the risk that all such Contracts may be cancelled at will and without notice, by the Business's clients. Seller makes no representation that any Contracts are assignable. Nevertheless, Seller undertakes, before, the date of closing, to notify all the Business's present clients of the change in ownership and to urge them to continue to the Internet access and other services offered by Seller.

         6. PURCHASE PRICE. The purchase price for all the assets referred to tin paragraph 1 is $20,000.00, attributable as follows: $15,000.00 to the physical assets listed in Appendix A attached to and made a part hereof; $5,000.00 to the agency's goodwill, trade name, and other intangible assets; and the Employment Agreement and exhibit A attache and made a part of such Employment Agreement (collectively the "Employment Agreement"). Upon signing of the Employment Agreement at the closing, the sum $20,000.00 shall be paid upon closing, in cash or by certified check.

         7. CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this agreement and the date of closing, Seller shall: conduct the Business in the same manner in which it has previously been conducted; not increase the compensation payable to any employee or any employee benefits; use his best efforts to preserve the organizational efficiency of the Business, and continue to maintain the standards of work achieved by the agency. The covenants set forth in this paragraph shall not survive the closing.

         8. REPRESENTATIONS OF SELLER. Seller represents and warrants to
Purchaser:

                  a) The assets to be transferred to Purchaser under this agreement, whether tangible or intangible, shall be at the time of transfer, free of all liens, security interest, claims, and encumbrances.

                  b) Seller is not in breach or default of any contract, lease, or arrangement to be assigned under this agreement, and Seller shall duly perform such contracts, leases, and arrangements until closing.

                  c) Seller has not assigned or licensed any interest in the trade name Mordor International and has all right and title to use such trade name.

                  d) There are no outstanding agreements with any labor unions, or any pension or retirement plans or programs for the benefit of employees.

                  e) There are no written or oral employment agreements with any employee which are not terminable at will without penalty, and salaries and wages are not in arrears.

                  f) Seller has and shall continue to make current and timely payment of federal and New Jersey employee withholding taxes, New Jersey sales taxes, and all other taxes than income taxes, which are due or may become due by reason of the operation of the Business to be transferred.

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                  g) There are no actions or proceedings pending or threatened against Seller or the Business.

                  h) Seller has not engaged a broker for the sale of the Business, and no broker is involved in this transaction.

                  i) Neither Seller nor Business is insolvent, and neither will be rendered insolvent by this sale.

                  j) All of Seller's furniture, fixtures and equipment are in good operating condition and repair.

                  k) Seller has complied with applicable federal, state, and local laws in any way related to the conduct and operation of the Business.

                     The representations and warranties in this paragraph shall survive closing.

         9. COVENANT OF PURCHASER. Purchaser shall indemnify and hold Seller harmless from any liability on those Contracts referred to in paragraph 5, which have been initiated by Seller and which are continued by Purchaser for any period of time after the closing.

         10. CLOSING. The closing shall take place at the office of Purchaser, 175 Park Avenue, Madison, New Jersey on Friday, May 31, 1996, at 11:30 A.M. Upon the payment of the portion of the purchase price due Seller, he shall execute and deliver a bill of sale and other instruments of transfer, covering all the assets referred to in paragraph 1. Al such instruments shall contain the usual covenants and warranties, and all other provisions that are necessary, in the opinion of Purchaser's counsel to convey to Purchaser title to all such assets, free and clear of all liens, security interests, and encumbrances.

         11. INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Purchaser harmless of and from all liabilities, losses, or damages arising out of any misrepresentation, breach of warranty, or nonfulfillment of any provision of this agreement, including, but not limited to, any error or omission in any statement delivered to Purchaser or any claim, liability, or obligation of Seller including, but not limited to the obligations imposed on Seller under paragraph 4. The indemnification shall in no event exceed the purchase price as set forth in this agreement.

         12. BINDING EFFECT. This agreement shall be binding upon and inure to the benefit of both the parties hereto and their respective heirs, successors, and assigns.

         13. NON-WAIVER. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

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         14. HEADINGS. Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

         15. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17. TIME OF ESSENCE. Time is of the essence of this agreement.

         18. ENTIRE AGREEMENT. This agreement, the Bill of Sale, and the Employment Agreement supersede all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         19. NOTICES. All notices hereunder shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the respective parties at their last known address.

                In witness where of the parties have signed this agreement.

                                            Chris Mauritz
                                            D/B/A/ Mordor International


                                            /s/ Chris Mauritz
                                            -----------------------------------
                                            Chris Mauritz

                                            Date:  06/01/96
                                                  -----------------------------


                                            Internet Broadcasting System, Inc.



                                            By:  /s/ Nicholas Loglisci, Jr.
                                                -------------------------------
                                                  Nicholas Loglisci, Jr.
                                                  President

                                            Date:   06/01/96
                                                  -----------------------------